As filed with the Securities and Exchange Commission on May 13, 1994

                           Registration No. 33-______
______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   __________

                                   VALHI, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                                87-0110150
           (State or other jurisdiction                   (I.R.S. Employer
                 of incorporation or                        Identification
                  organization)                              Number)

                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                              Dallas, Texas  75240
               (Address of Principal Executive Offices)(Zip Code)
                                   __________

         VALHI, INC. 1987 STOCK OPTION - STOCK APPRECIATION RIGHTS PLAN
                            (Full title of the plan)
                                   __________

                                Steven L. Watson
                           Vice President & Secretary
                                   Valhi, Inc.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                              Dallas, Texas  75240
                     (Name and address of agent for service)

                                 (214) 233-1700
          (Telephone number, including area code, of agent for service)



                         Calculation of Registration Fee


Title of Securities to        Amount to be         Proposed maximum price      Proposed maximum aggregate  Amount of
be registered                 registered           per share (1)               offering price (1)          registration fee (2)




Common Stock, par value       3,000,000            $5.5625                     $16,687,500                 $5,754.31
$.01 per share


[FN]
(1) Calculated pursuant to Rule 457(h), based on an assumed exercise price of $5.5625 per share, which represents the average of the high and low prices of such securities reported in the consolidated reporting system on May 12, 1994.

[FN]
(2) Registration fee calculated on the basis of 1/29 of 1% of the proposed maximum offering price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                       AND

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Pursuant to General Instruction E of Form S-8, the information called for by Parts I and II of this Registration Statement on Form S-8 are herein incorporated by reference to Valhi's Registration Statement on Form S-8 (File No. 33-48146).


                                   SIGNATURES


THE REGISTRANT

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12 day of May, 1994.

                         VALHI, INC.




                         By:  /s/ Steven L. Watson
                         Steven L. Watson
                         Vice President and Secretary


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Snetzer, William C. Timm, J. Thomas Montgomery, Jr. and Steven L. Watson, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                                   SIGNATURES






 /s/ Arthur H. Bilger                        /s/ Harold C. Simmons

Arthur H. Bilger, May 12, 1994    Harold C. Simmons, May 12, 1994
(Director)                        (Chairman of the Board and Chief
                                   Executive Officer)


/s/ Norman S. Edelcup                    /s/ Glenn R. Simmons
Norman S. Edelcup, May 12, 1994   Glenn R. Simmons, May 12, 1994
(Director)                        (Vice Chairman of the Board)



 /s/ Robert J. Frame                      /s/ Michael A. Snetzer

Robert J. Frame, May 12, 1994     Michael A. Snetzer, May 12, 1994
(Director)                        (Director and President)



 /s/ J. Walter Tucker, Jr.                /s/ William C. Timm

J. Walter Tucker, Jr., May 12, 1994   William C. Timm, May 12, 1994
(Director)                           (Vice President-Finance and
                                      Administration and Chief Financial
                                      Officer)



                                   /s/ J. Thomas Montgomery, Jr.
                                  J. Thomas Montgomery, Jr.,
                                  May 12, 1994
                                  (Vice President, Controller and Chief
                                   Accounting Officer)




                                INDEX TO EXHIBITS


            Exhibit
            Number       Description

              4.1        Valhi, Inc. 1987 Stock Option -
                         Stock Appreciation Rights Plan

              5.1        Opinion of J. Mark Hollingsworth,
                         Esq. on "Validity of Shares"

             23.1        Consent of Coopers & Lybrand

             23.2        Consent of KPMG Peat Marwick

             23.3        Consent of Arthur Andersen & Co.

             24.1        Powers of Attorney, included on
                         signature pages